UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 City West Blvd., Suite 500 Houston, Texas	77042-2838
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 8.01	Other Events

On August 14, 2007, Omega Protein Corporation (the “Company”) entered into a Settlement Agreement and Mutual Release with its primary layer property insurance carrier, Lexington Insurance Company (“Lexington”), pursuant to which Lexington agreed to make an additional payment to the Company of $9,201,543 on or before August 25, 2007. When this amount is added to the $10,548,457 amount previously paid by Lexington to the Company, Lexington will have paid a total of $19.75 million to the Company upon conclusion of the settlement. The net proceeds to the Company from the $19.75 million after legal fees will be $16.5 million.

In connection with the settlement, the Company and Lexington have each waived any and all claims they may have had against each other in connection with all Company claims against Lexington emanating out of Hurricanes Rita and Katrina.

The Company continues to prosecute its lawsuit for property and other damages in excess of the $15 million primary layer insurance policy against its excess layer property insurance carrier, RSUI Indemnity Company. Trial on that matter against RSUI is scheduled for November 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: August 16, 2007	/s/ John D. Held
John D. Held
Executive Vice President and General Counsel